Exhibit 1.1
Chartered Semiconductor Manufacturing Ltd.
Rights Offering of 6,869,926,194 Ordinary Shares
directly or in the form of American Depositary Shares
Underwriting Agreement
March 9, 2009
Citigroup Global Markets Singapore Pte. Ltd.
3 Temasek Avenue
#12-00 Centennial Tower
Singapore 039190
Deutsche Bank AG, Singapore Branch
One Raffles Quay
#17-00 South Tower
Singapore 048583
Morgan Stanley Asia (Singapore) Pte.
23 Church Street
#16-01 Capital Square
Singapore 049481
     As Representatives of the several Underwriters
Ladies and Gentlemen:
          Chartered Semiconductor Manufacturing Ltd., a corporation incorporated with limited liability in Singapore (the “Company”), proposes to sell 6,869,926,194 newly issued Ordinary Shares of the Company (the “Shares”), directly or in the form of American Depositary Shares (the “ADSs”), in an offering of rights to purchase the Shares (the “Rights Offering”) to holders of its Ordinary Shares (the “Shareholders”) as of 5:00 pm (Singapore time) on March 18, 2009 and to holders of its ADSs (the “ADS Holders”) as of 5:00 pm (New York time) on March 18, 2009. The Company is granting Shareholders rights to purchase their pro rata share of the Shares, in the form of Ordinary Shares (the “Primary Share Rights”), and is granting ADS Holders rights to purchase their pro rata share of the Shares, in the form of ADSs (the “Primary ADS Rights” and, together with the Primary Share Rights, the “Primary Rights”). In addition, the Company is granting Shareholders non-transferable excess rights to purchase a portion of any Shares that are not subscribed for pursuant to the exercise of Primary Rights (the “Excess Share Rights”) and is granting ADS Holders transferable excess rights to purchase a portion of any Shares, in the form of ADSs that are not subscribed for pursuant to the exercise of Primary Rights (the “Excess ADS Rights” and, together with the Excess Share Rights, the “Excess Rights”). The

Primary Share Rights and the Excess Share Rights together are referred to herein as the “Share Rights”; the Primary ADS Rights and the Excess ADS Rights together are referred to herein as the “ADS Rights”; and the Share Rights and the ADS Rights together are referred to herein as the “Rights”. Certain terms used in this Underwriting Agreement are defined in Section 23 hereof.
          Subject to the terms and conditions stated herein, the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, propose to purchase, severally and not jointly, and the Company proposes to issue and sell to the Underwriters, at the purchase price of S$0.07 per share (the “Per Share Purchase Price”), up to 6,869,926,194 Shares, being the aggregate number of the newly issued Shares proposed to be issued in the Rights Offering (the “Underwritten Shares”), subject to the terms and conditions of this Underwriting Agreement.
          The aggregate number of Underwritten Shares that shall be purchased by the Underwriters pursuant to this Underwriting Agreement (the “Purchased Shares”) shall be the aggregate number of Underwritten Shares less the Exercised Share Amount, which shall be identified to the Representatives by the Company in accordance with Section 3(b) below as soon as practicable after the latest date and time for acceptance and payment for new Shares pursuant to exercise of the Rights, which date and time shall not be later than 9:30 p.m., Singapore time, on April 6, 2009 (the “Subscription Period Expiration”) unless otherwise agreed in writing by the Company and the Underwriters. The “Exercised Share Amount” shall be the aggregate number of Shares (1) that have been validly and duly subscribed and paid for in full by Shareholders and ADS Holders, or their respective transferees of Rights, pursuant to the exercise of Primary Rights by the Subscription Period Expiration and (2) that have been validly and duly subscribed and paid for in full by Shareholders and holders of ADS Rights and have been allocated to such Shareholders and holders of ADS Rights pursuant to the exercise of Excess Rights. Unless the context otherwise requires, the terms “Underwritten Shares” and “Shares” shall include any ADSs representing such Underwritten Shares and Shares, respectively, and the ADRs evidencing such ADSs. The Rights Offering and the offering of the Purchased Shares (if any) are collectively referred to herein as the “Offering”.
          Pursuant to an Irrevocable Letter of Undertaking dated as of the date hereof (the “Irrevocable Letter of Undertaking”) by Singapore Technologies Semiconductors Pte Ltd. (the “Majority Shareholder”) to the Representatives and the Company, the Majority Shareholder has committed to exercise all of its Primary Share Rights, consisting of the right to subscribe for 4,077,877,184 Shares.
          The Underwriters have entered into a Standby Purchase Agreement (the “Standby Purchase Agreement”) dated March 9, 2009 with Singapore Technologies Semiconductors Pte Ltd. as the standby purchaser (in such capacity, the “Standby Purchaser”) substantially in the form of Appendix D. Pursuant to the Standby Purchase Agreement, the Standby Purchaser has agreed to subscribe at the Per Share Purchase Price for up to 6,182,933,575 shares, representing 90% of the Shares proposed to be issued in this Rights Offering and including the pro rata portion of the Shares the Majority Shareholder has committed to purchase and any Shares that the Majority Shareholder purchases upon exercise of its Excess Share Rights.

          The Company has entered into a Deposit Agreement dated as of November 4, 1999, as amended (the “Deposit Agreement”), among the Company, Citibank N.A. as depositary (in such capacity, the “Depositary”) and the holders and beneficial owners of American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. In addition, the Company will enter into a rights agency agreement dated as of the date hereof (the “Rights Agency Agreement”) among the Company and Citibank N.A., as ADS rights agent in relation to the Rights Offering to ADS Holders.
          In connection with the Offering, the Company (1) has made a listing application to the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the Shares (the “SGX-ST Listing Application”), (2) has made a listing application to The Nasdaq Global Select Market for the ADS Rights (the “NASDAQ Listing Application”) and (3) will lodge the Offer Information Statement, together with the instructions booklet for participation in the Offering of the Shares and the provisional allotment letter, the application form attached thereto and any other accompanying documents relating to the Share Rights, with the Monetary Authority of Singapore (the “MAS”) pursuant to Section 277 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). The Company has received (1) approval in-principle from the SGX-ST for the listing of the Shares, subject to certain conditions, and (2) approval from The Nasdaq Global Select Market for the listing of the ADS Rights, subject to official notice of issuance.
          Two forms of offering documents are to be used in connection with the Offering: (1) the Disclosure Package, together with ancillary instruction letters thereto, for use in connection with the Offering in the United States and elsewhere outside of Singapore, and (2) the Offer Information Statement, together with the instructions booklet for participation in the Offering of the Shares, for use in connection with the Offering in Singapore.
          To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used in this Underwriting Agreement shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Underwriting Agreement shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or the Offer Information Statement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, the Prospectus or the Offer Information Statement, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or the Offer Information Statement shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, the Prospectus or the Offer Information Statement, as the case may be, deemed to be incorporated therein by reference.
          1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

     (a) The Company meets the requirements for use of Form F-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-155774) on Form F-3, including a related Base Prospectus, for the registration under the Act of the offering and sale of the Shares and the Rights. The Company will next file with the Commission, after the Effective Date of the Registration Statement, the Prospectus in accordance with Rules 415 and 424(b). The Company has included in the Registration Statement, as amended at the Effective Date, all information (other than Rule 430B Information) required by the Act to be included in the Registration Statement. The Prospectus shall contain all Rule 430B Information, and except to the extent the Representatives shall agree to a modification, shall be in all material respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus) as agreed to by you, prior to the Execution Time, will be included or made therein, subject to Section 6(a) hereof. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).
     (b) (i) On each Effective Date, the Registration Statement, as then amended or supplemented, if applicable, did or will, and when the Prospectus is first filed in accordance with Rule 424(b), the Prospectus will, and on the Closing Date, the Prospectus, as then amended or supplemented, if applicable, will, comply in all material respects with the applicable requirements of the Act; (ii) on each Effective Date, the Registration Statement, as then amended or supplemented, if applicable, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; (iii) as of the date of the Prospectus Supplement (the “Prospectus Date”), the date of any filing of the Prospectus pursuant to Rule 424(b), the Ex-Rights Date, the subscription period commencement date for both the Ordinary Shares and ADSs, the Subscription Period expiration date for both the Ordinary Shares and ADSs, the Time of Rump Sale and the Closing Date, the Disclosure Package will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) the Offer Information Statement (A) will not contain any statement of fact that would not be true and accurate in any material respect or is misleading in any material respect; (B) will contain all material information that: (x) investors and their professional advisers would reasonably require and reasonably expect to find contained therein, or (y) is necessary to enable investors and their professional advisers to make an informed assessment of the merits and risks of an investment in the Company in the context of the Rights Offering, including without limitation the assets and liabilities, financial position, profits and losses and prospects of the Company and of the rights attached to the Rights; (C) will not omit any information which will be necessary in order to make the statements in the Offer Information Statement not misleading in any material respect or which, in the context of the Offering, would be material for disclosure in the Offer Information Statement; and (D) the Offer Information Statement, together with the instructions booklet for participation in the Offering of the Shares and the provisional allotment letter, the application form attached thereto and any other accompanying documents relating to the Share Rights, will contain all particulars and information required by, and is in compliance with, all applicable provisions of the SFA, the Sixteenth Schedule to the Securities and Futures (Offers of Investment) (Shares and

Debentures) Regulations 2005, and all other applicable statutes, governmental regulations and laws; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the Disclosure Package or the Offer Information Statement (or any amendment or supplement thereto), in reliance upon and in conformity with information furnished herein or in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.
     (c) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (d) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
     (e) Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) has been, or will be, filed with the Commission in accordance with the requirements of the Act. Each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Act. No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein. Except for electronic road shows, if any, each furnished to you before first use and the Free Writing Prospectuses listed in Schedule IV, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Free Writing Prospectus.
     (f) The Company has filed with the Commission registration statements (file numbers 333-88623 and 333-34692) on Form F-6 and will file a new registration statement on Form F-6 promptly after the Execution Time (collectively, the “ADR Registration Statement”) for the registration under the Act of the offering and sale of the ADSs. The Company may have filed one or more amendments thereto, each of which has previously been furnished to you. Such ADR Registration Statement at the time of its effectiveness did comply, and on the Closing Date will comply, in all material respects with the applicable requirements of the Act and the rules thereunder, and at the time of its effectiveness, at the Execution Time and on the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
     (g) Neither the Company, any Subsidiary or, to the knowledge of the Company, Silicon Manufacturing Partners Pte. Ltd. (“SMP”) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Offer Information Statement any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package and the Offer Information Statement; and, since the respective dates as of which information is given in the Disclosure Package and the Offer Information Statement, there has not been any material change in the share capital or long-term debt of the Company, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Subsidiaries or, to the knowledge of the Company, SMP, otherwise than as set forth or contemplated in the Disclosure Package and the Offer Information Statement.
     (h) Each of the Company and the Subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction in which it is incorporated with full corporate power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Offer Information Statement, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole.
     (i) All the outstanding share capital of the Company, each Subsidiary and SMP has been duly and validly authorized (where applicable) and issued and is fully paid and non-assessable and, except for such shares of (i) Chartered Silicon Partners Pte. Ltd. (“CSP”) as are owned by Avago Technologies General IP (Singapore) Pte. Ltd., EDB Investments Pte. Ltd. or Singapex Investments Pte. Ltd., which shares do not exceed 49% of the outstanding voting shares of CSP and (ii) SMP as are owned by LSI Technology Singapore Pte. Ltd., which shares do not exceed 51% of the outstanding voting shares of SMP, all the outstanding share capital of the Subsidiaries and SMP are owned by the Company directly free and clear of any perfected security interests, liens or encumbrances.
     (j) The Company’s issued and outstanding equity capitalization is as set forth in the Disclosure Package and the Offer Information Statement. The outstanding Ordinary Shares have been duly and validly authorized and issued and are fully paid and non-assessable.

     (k) The Share Rights have been duly and validly authorized. The Shares and the Underwritten Shares, respectively, have been duly and validly authorized, and, when issued and delivered (against payment in full of the subscription price therefor) in accordance with the Rights Offering and to the Underwriters in accordance with this Underwriting Agreement, respectively, will be validly issued, fully paid and non-assessable. The Share Rights to be issued by the Company may be freely deposited by the Company with the Depositary against issuance of ADS Rights evidencing Share Rights. The certificates for the Shares and the ADRs that are in certificated form are in valid form.
     (l) The holders of outstanding shares in the share capital or outstanding ADSs of the Company are not entitled to any preemptive or other rights to subscribe for the Shares, except for such rights that have been effectively waived. Except as disclosed in the Disclosure Package and the Offer Information Statement, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any shares for, shares in the share capital of or ownership interests in the Company have been issued by the Company and are outstanding. Subject to applicable securities laws, the Shares and ADSs being sold by the Company are freely transferable by the Company to or for the account of the subscribers thereof pursuant to the Offering and the several Underwriters, their designees and the initial purchasers thereof. Except as set forth in the Disclosure Package and the Offer Information Statement, there are no restrictions on subsequent transfers of the Shares, the ADSs and the Rights under the laws of Singapore and of the United States.
     (m) The Ordinary Shares, the ADSs and the Rights of the Company will conform in all material respects to the description thereof in the Disclosure Package and the Offer Information Statement. The Articles of Association, which are described in the Disclosure Package and the Offer Information Statement under the heading “Description of Ordinary Shares”, are in full force and effect.
     (n) Each of this Underwriting Agreement and the Deposit Agreement has been, and the Rights Agency Agreement will be, duly authorized, executed and delivered by the Company. The Deposit Agreement constitutes, and the Rights Agency Agreement will constitute, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
     (o) There is no franchise, contract or other document of a character required to be described in the Registration Statement, the ADR Registration Statement, the Disclosure Package or the Offer Information Statement, or to be filed as an exhibit thereto, which will not be described or has not been filed as required; and the description of each such contract, franchise or document to be contained in the Disclosure Package or the Offer Information Statement is a fair description thereof in all material respects; and each such franchise, contract or other document to which the Company is a party, assuming due authorization, execution and delivery thereof by all parties thereto, is enforceable against the Company in accordance with its terms and is in full force and effect, and to the Company’s knowledge, is a legal, valid and binding obligation of the other parties thereto.
     (p) Upon issuance by the Depositary of the ADRs evidencing the ADSs against deposit in accordance with the provisions of the Deposit Agreement of the underlying Ordinary Shares being sold by the Company pursuant to the Rights Offering, such ADSs will be duly and validly issued and persons in whose names such ADSs are duly registered will be entitled to the rights specified in the ADSs and in the Deposit Agreement; and upon issuance by the Depositary of the ADS Rights in accordance with the provisions of the Rights Agency Agreement, such ADS Rights will be duly and validly issued and persons in whose names such ADS Rights are duly registered will be entitled to the rights specified in the ADS Rights and in the Rights Agency Agreement.
     (q) Except with respect to “Goods and Services Tax” (“GST”) imposed on the commissions payable under the Underwriting Agreement and Standby Purchase Agreement, no taxes, imposts or duties of any nature (including, without limitation, stamp or other issuance or transfer taxes or duties and capital gains, income, withholding or other taxes but excluding corporate income tax arising solely from their carrying on any business in Singapore) are payable by or on behalf of the Underwriters in Singapore (or to any subdivision of or authority therein or thereof having power to tax) to the Inland Revenue Authority of Singapore or any other Singapore authority in connection with (i) the execution and delivery of the Underwriting Agreement, (ii) the issuance of the Ordinary Shares or the ADSs being sold by the Company in the Rights Offering, and the issuance of the Ordinary Shares being sold by the Company under the Underwriting Agreement in the manner contemplated by the Underwriting Agreement, (iii) the deposit with the Depositary of the underlying Ordinary Shares being sold by the Company in the Rights Offering against issuance of ADRs evidencing the ADSs, (iv) the sale and delivery of the Ordinary Shares and the ADSs by the Company to the subscribers in the Rights Offering, (v) the sale and delivery of the Ordinary Shares by the Company to the Underwriters in accordance with the Underwriting Agreement, (vi) the sale and delivery of any Ordinary Shares by the Underwriters to the Standby Purchaser pursuant to the Standby Purchase Agreement, (vii) except as described in the Disclosure Package and the Offer Information Statement, the issuance and offer of the Rights by the Company, or (viii) except as described in the Disclosure Package and the Offer Information Statement, the initial resale and delivery of any Ordinary Shares or ADSs by the Underwriters in the manner contemplated in the Disclosure Package and the Offer Information Statement.
     (r) Except as described in the Disclosure Package and the Offer Information Statement, all dividends and other distributions declared and payable on the Ordinary Shares may under current Singapore law and regulations be paid to the Depositary and to the holders of Ordinary Shares, as the case may be, in Singapore dollars and may be converted into foreign currency that may be transferred out of Singapore in accordance with the Deposit Agreement.
     (s) No consent, approval (including exchange control approval), authorization, filing with or order of any court or governmental or regulatory agency or body is required under Singapore or U.S. federal law or the laws of any state or political subdivision thereof in connection with the execution and consummation by the Company of the transactions contemplated by the Rights Issue Documents or the transactions contemplated in this Underwriting Agreement, the Standby Purchase Agreement, the Rights Agency Agreement or the Deposit Agreement except (i) such as have been or will be obtained under the Act, the Exchange Act, the SFA or the relevant provisions of the Listing Manual of the SGX-ST, (ii) such as may be required under the blue sky or similar laws of any jurisdiction in connection with the Offering and in connection with purchase and distribution of the Shares by the Underwriters in the manner contemplated in the Underwriting Agreement and as described in the Disclosure Package and the Offer Information Statement, (iii) such as may be required pursuant to the Financial Industry Regulatory Authority (“FINRA”) rules and (iv) such as may be required and has been or will be obtained pursuant to the rules of the SGX-ST and The Nasdaq Global Select Market. No approval is required for quotation on The Nasdaq Global Select Market of the ADSs.
     (t) None of the issue and offering of the Rights, the Shares, the ADSs, the consummation of any other of the transactions contemplated in this Underwriting Agreement, the Standby Purchase Agreement, the Rights Agency Agreement or the Deposit Agreement, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any of the Subsidiaries or SMP pursuant to, (i) the Memorandum and Articles of Association of the Company or the constituent documents of any of the Subsidiaries or SMP, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement, permit, license, franchise or other agreement, obligation, condition, covenant or instrument to which the Company, any of the Subsidiaries or SMP is a party or bound or to which its or their property is subject, assuming that the Majority Shareholder subscribes and pays for all the Shares to which it is entitled under the Rights Offering in accordance with the provisions of the Irrevocable Letter of Undertaking or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, any of the Subsidiaries or SMP of any court, regulatory body (including any stock exchange on which the Company’s securities are listed), administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of the Subsidiaries or SMP or any of its or their properties and, except, with respect to clause (ii) or (iii) above, such as would not individually or in the aggregate, have a material adverse effect on (A) the performance of this Underwriting Agreement or the consummation of any of the transactions contemplated herein or (B) the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole.
     (u) The Company has complied, and will continue to comply, with all applicable securities laws or any other applicable law so as to permit the Rights Offering to all Shareholders and ADS Holders, respectively, and the completion of the Rights Offering as contemplated in this Underwriting Agreement and the Standby Purchase Agreement, and as described in the Disclosure Package and the Offer Information Statement.
     (v) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Disclosure Package and the Offer Information Statement, will not be an “investment company” as defined in the United States Investment Company Act of 1940, as amended.
     (w) Except as set forth in the Disclosure Package and the Offer Information Statement, the Company was not for the tax year ending December 31, 2008 and does not expect to be for the tax year ending December 31, 2009 (after giving effect to the offering and sale of the Shares) a “Passive Foreign Investment Company” within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended.
     (x) No holders of shares of the Company have rights to the registration of such shares under the Registration Statement or the ADR Registration Statement.
     (y) The consolidated historical financial statements and schedules of the Company (including the related notes) included or incorporated by reference in the Disclosure Package and the Offer Information Statement present fairly in all material respects the financial condition, results of operations, changes in financial position and cash flows as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with United States generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods indicated (except as otherwise noted therein). The selected financial data included in the Registration Statement, the Disclosure Package and the Offer Information Statement fairly present in all material respects, on the basis stated in the Registration Statement, the Disclosure Package and the Offer Information Statement, the information included therein.
     (z) The historical financial statements and schedules of SMP (including the related notes) included or incorporated by reference in the Disclosure Package and the Offer Information Statement present fairly in all material respects the financial condition, results of operations, changes in financial position and cash flows as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as otherwise noted therein).
     (aa) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any of the Subsidiaries or SMP or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the Offering, performance of this Underwriting Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Disclosure Package and the Offer Information Statement.
     (bb) Each of the Company and the Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted. Any real property and buildings held under lease by the Company, any of the Subsidiaries or SMP are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company, any of the Subsidiaries or SMP, in each case except as described in or contemplated in the Disclosure Package and the Offer Information Statement.
     (cc) None of the Company, any of the Subsidiaries or, to the knowledge of the Company, SMP, is in violation or default of (i) any provision of its Memorandum and Articles of Association or other constituent documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, any of the Subsidiaries or SMP of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of the Subsidiaries or SMP or any of its or their properties, except, with respect to clause (ii) or (iii) above, such as would not individually or in the aggregate, have a material adverse effect on (A) the performance of this Underwriting Agreement or the consummation of any of the transactions contemplated herein or (B) the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole.
     (dd) KPMG (“KPMG”), who have audited certain financial statements of the Company, the Subsidiaries and SMP, and delivered their report with respect to the audited consolidated financial statements and schedules that are included or incorporated by reference in the Registration Statement, the Disclosure Package and the Offer Information Statement, are independent public accountants with respect to the Company within the meaning of the Act (and the applicable published rules and regulations thereunder) and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).
     (ee) The Company has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, the ADSs or the Rights, provided, however, that this provision shall not apply to any trading or stabilization activities conducted by the Underwriters.
     (ff) Each of the Company, the Subsidiaries and, to the knowledge of the Company, SMP possesses all licenses, permits, certificates and other authorizations issued by the appropriate Singapore, U.S., foreign, federal, state or local regulatory authorities necessary to conduct its business and to own or lease its properties as currently conducted, except in any case in which the failure so to possess any such license, permit, certificate or other authorization would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole. Neither the Company, any of the Subsidiaries nor, to the knowledge of the Company, SMP has received any notice of proceedings relating to the revocation or modification of any such license, permit, certificate or authorization which, singly or in the aggregate, if the subject of an unfavorable decision ruling or findings, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Disclosure Package and the Offer Information Statement.
     (gg) Except as described in the Disclosure Package and the Offer Information Statement, for the periods described therein, the Company and its Subsidiaries do not have any material capital commitments.
     (hh) No labor dispute with the employees of the Company, any of the Subsidiaries or, to the knowledge of the Company, SMP exists, or to the Company’s best knowledge, is threatened, and the Company is not aware of any existing labor disturbance by the employees of the Company, any of the Subsidiaries or, to the knowledge of the Company, SMP, that could have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Offer Information Statement.
     (ii) Each of the Company, the Subsidiaries and, to the knowledge of the Company, SMP is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged. All policies of insurance insuring the Company, any of the Subsidiaries or, to the knowledge of the Company, SMP or their respective businesses, assets, employees, officers and directors are in full force and effect; each of the Company, the Subsidiaries and, to the knowledge of the Company, SMP is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company, any of the Subsidiaries and, to the knowledge of the Company, SMP under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company, any of the Subsidiaries nor, to the knowledge of the Company, SMP has been refused any insurance coverage sought or applied for. The Company has no reason to believe that, given the current terms for renewal being generally agreed by the insurers, either the Company, any of the Subsidiaries or, to the knowledge of the Company, SMP will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Offer Information Statement.
     (jj) None of the Subsidiaries and, to the knowledge of the Company, SMP is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its share capital, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company, another Subsidiary or SMP, except for certain restrictions as set forth (i) in the Joint Venture Agreement dated July 4, 1997 by and among the Company, Agilent

Technologies Europe B.V. and EDB Investments Pte. Ltd. (as amended) or as described in or contemplated in the Disclosure Package and the Offer Information Statement, (ii) in the Memorandum and Articles of Association of SMP and (iii) in the Loan Agreement dated June 27, 2002 by and among the Company and CSP.
     (kk) The Company, the Subsidiaries and, to the knowledge of the Company, SMP own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trademarks, service marks, trade and service mark registrations, trade names, licenses, copyrights, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted, and as described in the Disclosure Package and the Offer Information Statement, except where the failure to so own, possess, license or have other rights to use would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from the ordinary course of business. Except as set forth in the Disclosure Package and the Offer Information Statement, to the Company’s best knowledge, (i) there are no rights of third parties to any such Intellectual Property; (ii) there is no material infringement by third parties of any such Intellectual Property; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others in any Intellectual Property, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) there is no prior act of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office, in the case of any of (i) through (vi) above, which would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from the ordinary course of business. The Underwriters acknowledge that SMP, being 51% owned by LSI Technology Singapore Pte. Ltd., would enjoy the benefit of certain Intellectual Property in the Intellectual Property portfolio of LSI Technology Singapore Pte. Ltd. and other entities within the LSI Corporation group.
     (ll) The Company has filed all Singapore, U.S., foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Offer Information Statement and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Offer Information Statement.
     (mm) No holder of Shares is or will be deemed to be resident, domiciled, carrying on business or subject to taxation in Singapore solely by reason of the execution, delivery, consummation or enforcement of this Underwriting Agreement.
     (nn) Each of the Company and the Subsidiaries maintains a system of internal accounting controls over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (oo) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act, such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities.
     (pp) The Company, the Subsidiaries and, to the knowledge of the Company, SMP, are (i) in compliance with any and all Singapore laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to conduct their respective businesses, (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Disclosure Package and the Offer Information Statement.

     (qq) Each of the Company and the Subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and the Subsidiaries are eligible to participate (other than any “multi-employer plan” within the meaning of Section 4001(a)(3) of ERISA) and each such plan (other than any “multi-employer plan” within the meaning of Section 4001(a)(3) of ERISA) is in compliance in all material respects with the presently applicable provisions of ERISA and the United States Internal Revenue Code of 1986, as amended, and such regulations and published interpretations, except where such failure to fulfill or such non-compliance would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole. The Company and the Subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA, except such as would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole.
     (rr) The Subsidiaries are the only significant subsidiaries of the Company as defined by Rule 1.02 of Regulation S-X.
     (ss) In preparing the report on Form 6-K of the Company that will be submitted on March 9, 2009 regarding the loss for the first quarter of 2009 that the Company expects to record, the Company has considered all of the relevant economic and business factors. Any assumptions underlying such were reasonable under the circumstances and were made by the Company in good faith. The Company has no reason to believe that any such assumptions were or will be materially incorrect, as of such date of submission or as of the date of this representation, or that the Company will record a loss in excess of US$0.53 per American Depositary Share for the first quarter of 2009.
     (tt) The Offer Information Statement, together with the instructions booklet for participation in the Offering of the Shares, the provisional allotment letter and the application form attached thereto and any other documents relating to the Share Rights, will contain all particulars and information required by, and will be in accordance with, the requirements of the SGX-ST and all relevant statutes and regulations in Singapore.
     (uu) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Disclosure Package accurately and fully describes: (i) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) judgments and uncertainties affecting the application of Critical Accounting Policies, (iii) explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and (iv) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur.
     (vv) All material transactions between the Company, on the one hand, and (i) any of its directors, executive officers, shareholders or affiliates thereof, (ii) any director, executive officer, shareholder or affiliate of any of the Company’s shareholders or affiliates thereof, or (iii) any director or executive officer of any entity in which any director or executive officer of the Company is a manager or holds more than 5% of its outstanding equity securities or its respective assets, on the other hand, are fully and fairly described in the Disclosure Package and the Offer Information Statement and each such transaction is on terms no less favorable to the Company as could be obtained with an unaffiliated third party.
     (ww) Neither the Company, nor any of the Subsidiaries, Chief Executive Officer or Chief Financial Officer of the Company nor any entity that owns or controls the Company and its Subsidiaries, nor, to the knowledge of the Company, any director, officer, employee or agent of the Company or any Subsidiary, is an individual or entity (“Person”) that is: (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) (the “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria). The Company represents and covenants that it will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions.
     (xx) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with all applicable anti-money laundering statutes, rules, regulations, and financial record-keeping and reporting requirements, including but not limited to the Currency and Foreign Transactions Reporting Act of 1970, as amended, (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.
     (yy) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, representative or employee of the Company or of any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, taking any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gift or anything else of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or to any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA; and the Company and the Subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
          Any certificate signed by any duly authorized officer of the Company or any of the Subsidiaries, in his or her capacity as an officer of the Company or any of the Subsidiaries, and delivered to you or counsel for the Underwriters in connection with this Underwriting Agreement shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.
          2. Allotment and Issue of Rights Shares.
     (a) Subject to fulfillment of the conditions specified in Clause 7 (where such conditions are required to be fulfilled before the Books Closure Date): (i) the Company will arrange with the share registrar and share transfer agent of the Company (the “Share Registrar”) and The Central Depository (Pte) Limited (“CDP”) (as the case may be) for: (A) the Shares to be provisionally allotted nil-paid on the Books Closure Date for subscription by way of rights at the Per Share Purchase Price, on the terms set out in the Offer Information Statement, together with the instructions booklet for participation in the Offering of the Shares, to eligible shareholders; and (B) the Primary Share Rights to be credited to the CDP securities accounts of eligible shareholders prior to the commencement of dealings in the Primary Share Rights on the SGX-ST, provided that the Shares which would otherwise be provisionally allotted to ineligible shareholders shall be dealt with in accordance with Section 2(b) below and that no fractions of Shares shall be allotted but such fractional entitlements (if any) shall be disregarded; (ii) the Company will deliver to the Representatives the documents referred to in Schedule III; (iii) the Company will procure the dispatch of the Offer Information Statement, together with the instructions booklet for participation in the Offering of the Shares, to the eligible shareholders not later than March 23, 2009; and (iv) the Company shall procure that the Share Registrar will do all such acts and things as may be required to be done in connection with the Rights Offering.
     (b) (i) the Company shall arrange for the Share Registrar and CDP to give notice to the Representatives no later than the close of business in Singapore on the second Business Day after the Books Closure Date of the number of Shares which would otherwise have been provisionally allotted to ineligible shareholders pursuant to Section 2(a)(i) above, and the Company shall provisionally allot, and shall procure that CDP shall provisionally allocate, in nil-paid form the aggregate number of such Shares to one or more nominees of the Company to be agreed between the Company and the Representatives (in this capacity, the “Nominees”); (ii) the Company hereby authorizes the Representatives as its agents to take all actions necessary for the sale of the Primary Share Rights held by the Nominees, provided that the Representatives shall not be obliged to incur any costs or expenses in connection therewith; (iii) the Company shall endeavor to procure that such Nominees will, as soon as practicable after dealings in Primary Share Rights commence on the SGX-ST and in any event by the time and the date specified in the Offer Information Statement and the instructions booklet for participation in the Offering of the Shares as the latest time and day for dealings in Primary Share Rights on the SGX-ST, arrange for the sale at such premium in excess of the expenses of sale as may reasonably be obtained in the market of so many of the Primary Share Rights held by the Nominees as can be so sold in that period and the Nominees will thereafter account to the Company for the net proceeds of sale (after deduction of the applicable fees, taxes and expenses of sale); and any of such Primary Share Rights which are not sold as aforesaid shall be available for excess applications by eligible shareholders; and (iv) the Company shall distribute the net proceeds of sale (after deduction of applicable fees, taxes and expenses) of such Primary Share Rights, in Singapore Dollars, to the ineligible shareholders by such date specified in the Offer Information Statement and the instructions booklet for participation in the Offering of the Shares pro rata to their respective entitlements to the Shares on the Books Closure Date, save that where the pro rata share of such net proceeds of any such ineligible shareholders shall be less than ten Singapore Dollars (S$10.00), such amount shall not be distributed but be retained by the Company for its benefit.
          3. Purchase and Sale.
     (a) Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Underwriting Agreement, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the Per Share Purchase Price, the portion of the Purchased Shares determined by multiplying the aggregate number of the Purchased Shares by the percentage set forth opposite such Underwriter’s name in Schedule I to this Underwriting Agreement.
     (b) As soon as practicable after the Subscription Period Expiration and by not later than 9:00 p.m., Singapore time, on the third (3rd) Business Day in Singapore following the Subscription Period Expiration (unless such deadline cannot be met for reasons beyond the reasonable control of the Company, in which case such deadline shall be extended to the first Business Day in Singapore on which delivery of notice is within the Company’s reasonable control) but prior to 10:00 a.m. on the Business Day before the Closing Date, the Company shall notify (in the form of the notice set out in Schedule II) the Representatives of the aggregate number of Purchased Shares (if any) to be purchased by the Underwriters subject to the terms of this Underwriting Agreement. Such number shall be the aggregate number of Underwritten Shares less the Exercised Share Amount. Such number stated in the notice from the Company shall be final and binding on the Company and the Underwriters for all purposes.
     (c) If all the Underwritten Shares have been issued pursuant to the exercise of Rights in the Rights Offering, the purchase obligation of the Underwriters under this Section 3 shall terminate, and there shall not be a closing as contemplated by Section 4. For the avoidance of doubt, in this case, the Company shall not be required to deliver the documents contemplated by Section 7 for delivery on the Closing Date, or to deliver the document required by Section 6(q)(3).
          4. Delivery and Payment. Payment for the Purchased Shares shall be made at 10 a.m., on the third (3rd) Business Day in Singapore after delivery of the notice by the Company to the Representatives pursuant to Section 3(b) (but not earlier than April 15, 2009), which date and time may be postponed one Business Day at the option of the Representatives (such date and time of delivery and payment for the Shares being called in this Underwriting Agreement, the

“Closing Date”). On the Closing Date, the Company shall deliver the Purchased Shares to the Representatives for the respective accounts of the several Underwriters against payment by the Underwriters through the Representatives of the purchase price thereof to an account specified by the Company.
          5. Offering by Underwriters. It is understood that the Underwriters may offer the Purchased Shares (if any) for sale in the U.S. and elsewhere as described in the Disclosure Package and the Offer Information Statement. Any resale of the Purchased Shares by the Underwriters will be for their own accounts and not on behalf of the Company or any Shareholders or ADS Holders.
          6. Agreements. The Company agrees with the several Underwriters that:
     (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective as promptly as practicable. Prior to the termination or completion of the Offering, the Company will not file any amendment of the Registration Statement or the ADR Registration Statement or supplement (including the Prospectus or any Free Writing Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement or the Offer Information Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430B, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (iii) when, prior to termination of the offering of the Shares or the ADSs, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission or its staff for any amendment of the Registration Statement or the ADR Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares or the ADSs for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
     (b) If, at any time when a prospectus relating to the Shares or the ADSs is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), or if at any time prior to the completion of the Offering, any event occurs as a result of which the Disclosure Package or the Offer Information Statement, as the case may be, as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or the ADR Registration Statement or supplement the Disclosure Package or the Offer Information Statement, as the case may be, to comply with the Act or the Exchange Act, the respective rules thereunder or any applicable securities law, the Company promptly and without charge to the Underwriters will (i) notify the Representatives of any such event; (ii) prepare and, if required, file with the Commission, subject to the second sentence of Section 6(a), an amendment or supplement, or a Free Writing Prospectus or new registration statement, which will correct such statement or omission or effect such compliance; and (iii) supply any amended or supplemented Free Writing Prospectus, Prospectus, Disclosure Package or Offer Information Statement to you in such quantities as you may reasonably request.
     (c) As soon as practicable, the Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and the Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.
     (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement and the new registration statement on Form F-6 filed promptly after the Execution Time (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement and the ADR Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus, Disclosure Package, any Free Writing Prospectus and any supplement thereto, as the Representatives may reasonably request.
     (e) The Company will arrange, if necessary, for the qualification of the Purchased Shares for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Purchased Shares, provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Purchased Shares, in any jurisdiction where it is not now so subject.
     (f) The Company shall lodge with MAS a copy of the Offer Information Statement signed by each director of the Company (or his or her authorized agent) pursuant to Section 277 of the SFA, together with any other documents required to be filed or lodged with MAS in connection therewith, on March 11, 2009 (or such other date as may be agreed by the Company with the Underwriters) (the “Lodgment Date”), and will furnish without charge to the Representatives and counsel for the Underwriters signed copies, and to each other Underwriter, copies of the Offer Information Statement (including exhibits thereto).
     (g) The Company will comply with the terms and conditions of the Rights Issue Documents and, in particular, will allocate the Rights in the Rights Offering and allot the Shares in accordance with the description in the Disclosure Package, the Offer Information Statement and the provisions of the provisional allotment letter and the application form.
     (h) The Company will promptly, from time to time, take such action as you may reasonably request to qualify the Rights or the Shares or ADSs evidencing the Shares that are issuable pursuant to the Rights Offering for offering and sale, as the case may be, under the securities laws of such jurisdictions as the Company and the Underwriters may agree to, to comply with such laws so as to permit the offering of the Share Rights and ADSs Rights to the Shareholders and ADS Holders, respectively, located in such jurisdictions other than as set forth in the Disclosure Package and the Offer Information Statement, and to permit continuance of the Rights Offering in such jurisdictions for as long as may be necessary to complete the distribution of the Rights and the offering and sale of the Shares and ADSs evidencing the Shares issuable pursuant to the Rights Offering, provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the Rights Offering, in any jurisdiction where it is not now so subject.
     (i) The Company will comply with the requirements of the SGX-ST and the MAS and applicable law in Singapore in connection with the Rights Offering.
     (j) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, the ADSs or the Rights.
     (k) The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally and not jointly, represents and agrees with the Company that, unless such Underwriter has obtained or will have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares or ADSs that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses listed in Schedule IV or any electronic road show that has been approved by the Company. Any such Free Writing Prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free

Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     (l) The Company agrees to pay the costs and expenses relating to the following matters: (i) the fees and expenses of its counsel and the Underwriters’ counsel (including local counsel) and accountants in connection with the Offering, including issuance of the Shares, the ADSs and the Rights; (ii) the preparation, printing or reproduction and filing with the Commission of any necessary amendments to the Registration Statement and the ADR Registration Statement (including financial statements and exhibits thereto), the Prospectus, the Disclosure Package, any Free Writing Prospectus, the Offer Information Statement and each amendment or supplement to any of them and mailing and delivering (including postage, air freight charges and charges for counting and packing) copies thereof to the initial purchasers and dealers; (iii) the deposit of the Ordinary Shares (other than the Purchased Shares) underlying the ADSs under the Deposit Agreement, the issuance thereunder of ADSs representing such deposited Ordinary Shares, the issuance of ADRs evidencing such ADSs and the fees of the Depositary; (iv) the cost of producing the Rights Agency Agreement, any Blue Sky Memorandum, closing documents (including compilations thereof) and any other documents in connection with the Rights Offering or the offering and sale of Purchased Shares by the Underwriters; (v) all expenses in connection with the qualification of the Rights, the Shares for offering under the securities laws of any jurisdiction as the Company and the Underwriters may agree to, including any Blue Sky survey; (vi) all expenses relating to the physical road show for the offering of the Shares, including the transportation and other expenses incurred by or on behalf of Company representatives and the Underwriters in connection with presentations to prospective purchasers of the Shares; (vii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (viii) the registration of the Shares under the Exchange Act and the listing of the Shares and Share Rights on the SGX-ST and the ADS Rights on The Nasdaq Global Select Market; (ix) any filings required to be made with the FINRA; (x) the fees and expenses of the Company’s Authorized Agent (as defined in Section 16(a) hereof); (xi) the cost and charges of any transfer agent or registrar; (xii) all reasonable out-of-pocket expenses incurred by the Underwriters in connection with the Offering and (xiii) all other costs and expenses incident to the performance by the Company of its obligations under this Underwriting Agreement; provided, however, that the maximum amount required to be reimbursed or paid by the Company to the Underwriters toward the fees and expenses of the Underwriters’ counsel, any expenses described in Section 6(l)(iv) or (v), but only to the extent paid by the Underwriters, the expenses relating to the physical roadshow for the Offering of the Shares and other out-of-pocket expenses incurred by the Underwriters in connection with the Offering shall be S$950,000.
     (m) The Company agrees to furnish the Representatives copies of the Rights Issue Documents for their review and approval (which approval shall not be unreasonably withheld or delayed) prior to executing, submitting, filing, printing or mailing such documents, as the case may be.

     (n) Except pursuant to this Underwriting Agreement, the Company will not, without the prior written consent of the Representatives, such consent not to be unreasonably withheld, offer, sell, contract to sell, pledge, lend, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Shares or ADSs or any securities convertible into, or exercisable or exchangeable for, Shares or ADSs; or publicly announce an intention to effect any such transaction, until 180 days after the Prospectus Date; provided, however, that (1) the Company may (i) issue and sell Shares pursuant to any employee stock option or purchase plan or stock ownership plan, including the Performance Share Units and Restricted Share Units Plans, and may file a Form S-8 with respect thereto, (ii) keep on file and effective with the Commission the Company’s current shelf registration statement, (iii) issue Ordinary Shares as required upon any conversion of its outstanding convertible redeemable preferred shares and (iv) issue Ordinary Shares pursuant to any exercise by Goldman Sachs International (“GS”) of the equity call option the Company entered into with GS in March 2006 (as modified in March 2007); and (2) the foregoing restriction shall not apply to any strategic transaction (or public announcement thereof) involving the Company or any of its affiliates. For the avoidance of doubt, such a transaction may take many forms, including, without limitation, a sale of Ordinary Shares, sale of assets, acquisition, merger or joint venture.
     (o) The Company will not amend or supplement the Offer Information Statement without the prior written consent of the Underwriters (such consent not to be unreasonably withheld or delayed) except as required by applicable law or regulation, rule or directive (including without limitation, the SFA or the Listing Manual of the SGX-ST or as required by any executive or regulatory body or authority in Singapore, including, without limitation, MAS and the SGX-ST) (and in such case, without prejudice to Section 1(b)(iv) above, subject to the prior agreement of the Underwriters). For the avoidance of doubt, this Section 6(o) shall not in any way limit, restrict or prejudice in any way the rights of the Underwriters to terminate this Underwriting Agreement pursuant to Section 12.
     (p) The Company acknowledges that in connection with the Offering: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Underwriting Agreement and prior written agreements (to the extent not superseded by this Underwriting Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company agrees that it will not claim that the Underwriters, or any of them, owes or owed a fiduciary or similar duty to the Company in connection with the Offering.
     (q) The Company shall deliver, or cause to be delivered, to the Representatives (1) at the Execution Time, the documents required to be delivered under Section 7(h) and (i), which shall be dated as of the Execution Time and shall satisfy the requirements set forth therein; (2) on the Prospectus Date, the documents required to be delivered under Sections 7(b), (c), (g), (h) and (i), each of which shall be dated as of the Prospectus Date and shall satisfy the requirements set forth therein; and (3) at the Time of Rump Sale, the documents required to be delivered under Sections 7(g), (h) and (i), each of which shall be dated as of the Time of Rump Sale and shall satisfy the respective requirements set forth therein. In addition to the conditions set forth in Section 7, the obligations of the Underwriters under this Underwriting Agreement shall be subject to the performance by the Company of the obligations set forth in this Section 6(q) and to the receipt by the Representatives, on the Prospectus Date, of the documents required to be delivered under Sections 7(e) and (f), each of which shall be dated as of the Prospectus Date and shall satisfy the requirements set forth therein.
          7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase any Underwritten Shares shall be subject to the accuracy of the representations and warranties on the part of the Company contained in this Underwriting Agreement as of the Execution Time, the Prospectus Date, the Time of Rump Sale and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions of the Underwriting Agreement, to the performance by the Company of its obligations under this Underwriting Agreement and to the satisfaction, or waiver by the Representatives, of the following additional conditions:
     (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 p.m. New York City time on the date of announcement of the Rights Offering, if such announcement occurred at or prior to 3:00 p.m. New York City time on such date or (ii) 9:30 a.m. New York City time on the Business Day following the day on which announcement of the Rights Offering was made, if such determination occurred after 3:00 p.m. New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and any Free Writing Prospectus required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433.
     (b) The Company shall have furnished to the Representatives the opinions of Allen & Gledhill LLP, Singapore counsel for the Company, dated the Prospectus Date and the Closing Date, substantially in the form set forth in Appendix A.
     In rendering such opinions, such counsel may rely (i) as to matters involving the application of the federal laws of the United States and the laws of the State of New York, to the extent they deem proper and specified in such opinion, upon the opinion of Latham & Watkins LLP and (ii) as to matters of fact, to the extent they deem proper, on certificates of duly authorized responsible officers of the Company and public officials.

     (c) The Company shall have furnished to the Representatives the opinions of Latham & Watkins LLP, United States counsel for the Company, dated the Prospectus Date and the Closing Date, substantially in the form of Appendix B.
     In rendering such opinions, such counsel may rely (i) as to matters involving the application of Singapore law, to the extent they deem proper and specified in such opinion, upon the opinion of Allen & Gledhill LLP and (ii) as to matters of fact, to the extent they deem proper, on certificates of duly authorized responsible officers of the Company and public officials.
     (d) The Company shall have furnished to the Representatives the opinions of Patterson, Belknap, Webb & Tyler, counsel for the Depositary, dated the Closing Date, substantially in the form of Appendix C.
     (e) The Representatives shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, such opinion or opinions, dated the Prospectus Date and the Closing Date, and addressed to the Representatives, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, in form and substance satisfactory to the Representatives, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (f) The Representatives shall have received from Venture Law LLC, counsel for the Underwriters, such opinion or opinions, dated the Prospectus Date and the Closing Date, and addressed to the Representatives, with respect to the issuance and sale of the Shares, the Offer Information Statement and other related matters as the Representatives may reasonably require, in form and substance satisfactory to the Representatives, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (g) The Company shall have furnished to the Representatives certificates of the Company, dated the Prospectus Date, the Time of Rump Sale and the Closing Date, as the case may be, signed by the Chairman of the Board or the President and Chief Executive Officer and the principal financial or accounting officer of the Company, to the effect that the signers of such certificate have carefully examined the Registration Statement, the ADR Registration Statement, the Disclosure Package, the Offer Information Statement and the Underwriting Agreement and that:
     (i) the representations and warranties of the Company in the Underwriting Agreement are true and correct in all material respects on and as of the Prospectus Date, the Time of Rump Sale or the Closing Date, as the case may be, with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Prospectus Date, the Time of Rump Sale or the Closing Date, as the case may be;

     (ii) the Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement, or any post-effective amendment thereto, has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened;
     (iii) no stop order or similar order has been issued by MAS or any court or other judicial, governmental or regulatory authority in relation to the Rights Offering nor the sale and subscription and/or purchase of the Shares in accordance with the provisions of any of this Underwriting Agreement and the Irrevocable Letter of Undertaking or the execution and performance of this Underwriting Agreement by the Company and the Irrevocable Letter of Undertaking by the Majority Shareholder being prohibited by any statute, order, rule, regulation or directive issued by, or objected to by any legislative, executive or regulatory body or authority of, Singapore (including, without limitation, MAS and the SGX-ST) or any other jurisdiction where the Rights Shares or Shares are offered, distributed or sold; and
     (iv) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Offer Information Statement, there has been no material adverse change in the condition (financial or otherwise), earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Offer Information Statement.
     (h) The Company shall have requested and caused KPMG to have furnished to the Representatives, at the Execution Time, the Prospectus Date, at the Time of Rump Sale and at the Closing Date, letters dated, respectively, as of the Execution Time, the Prospectus Date, the Time of Rump Sale and the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the PCAOB and stating in effect that:
     (i) in their opinion, the audited consolidated financial statements incorporated by reference in the Registration Statement and the Disclosure Package and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;
     (ii) with respect to the two-month period ended February 28, 2009, on the basis of a reading of unaudited condensed consolidated balance sheets of the Company and Subsidiaries as of February 29, 2008 and February 28, 2009 and unaudited condensed consolidated statements of operations for the two-month periods ended February 29, 2008 and February 28, 2009 and inquiries of certain officials of the Company who have responsibility for financial and accounting matters, nothing came to their attention which caused them to believe that (A) at

February 28, 2009, there was any change in the share capital, increase in short-term and long-term debt (including capital lease obligations) or consolidated current liabilities or decrease in consolidated net current assets, cash and cash equivalents (including restricted cash) or shareholders’ equity, as compared with amounts shown in the December 31, 2008 audited consolidated balance sheet and statements of shareholders’ equity incorporated by reference in the Registration Statement or the Disclosure Package or (B) for the two-month period ended February 28, 2009, there were any decreases, as compared to the corresponding period in the preceding year, in consolidated net revenue or net income (loss) available to ordinary shareholders;
     (iii) they have performed certain other specified procedures with respect to whether (A) at a specified date not more than three Business Days prior to the date of the letter, there was any change in the capital stock, increase in short-term and long-term debt (including capital lease obligations) or consolidated current liabilities, or any decreases in consolidated net current assets, cash and cash equivalents (including restricted cash) or shareholders’ equity, as compared with amounts shown in the December 31, 2008 audited consolidated balance sheet and statements of shareholders’ equity incorporated by reference in the Registration Statement and the Disclosure Package, or (B) for the period from March 1, 2009 to a specified date not more than three Business Days prior to the date of the letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net revenue or net income (loss) available to ordinary shareholders; and
     (iv) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature derived from the general accounting records of the Company set forth in the Registration Statement and the Disclosure Package, including the information set forth under the captions “Risk Factors”, “Use of Proceeds”, “Capitalization”, “Dilution” and such other captions as the Company and the Representative shall agree to, in the Disclosure Package and the information included in Items 3, 4, 5, 6, 7, 8, 10 and 11 of the Company’s annual report on Form 20-F for 2008, incorporated by reference in the Registration Statement and the Disclosure Package, agrees with or is recomputed from the accounting records of the Company and the Subsidiaries, excluding any questions of legal interpretation.
     If KPMG has performed the procedures described in AU 722, Interim Financial Information, on the unaudited condensed consolidated financial statements of the Company and Subsidiaries for the three-month period ended March 31, 2009 before the Closing Date, the Company shall have requested and caused KPMG to have furnished to the Representatives a letter that shall refer to this review. If no such review has been completed, but on the Closing Date an unaudited condensed consolidated balance sheet as of a date, and an unaudited condensed consolidated statement of operations of the Company and Subsidiaries for any period ended, subsequent to February 28, 2009 are available, the Company shall have requested and caused

KPMG to have furnished to the Representatives a letter that shall refer to the date of such unaudited condensed consolidated balance sheet and the period that began on January 1, 2009 and ended on such date instead of February 28, 2009 and the period then ended.
     References to the Disclosure Package in this paragraph (h) include any supplement thereto at the date of the letter.
     (i) The Company shall have requested and caused KPMG to have furnished to the Representatives, at the Execution Time, the Prospectus Date, the Time of Rump Sale and the Closing Date, letters dated, respectively, as of the Execution Time, the Prospectus Date, the Time of Rump Sale and the Closing Date, in form and substance satisfactory to the Representatives, in connection with the Offer Information Statement and making statements similar in effect to those described in paragraph (h) above.
     (j) (i) Since the date of the latest audited financial statements included in the Disclosure Package and the Offer Information Statement, there shall not have been any loss or interference with the Company’s, the Subsidiaries’ or, to the knowledge of the Company, SMP’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since the respective dates as of which information is given in the Disclosure Package and the Offer Information Statement, as the case may be, there has not been any material adverse change in the share capital or long-term debt of the Company, or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Subsidiaries or, to the knowledge of the Company, SMP, in each case, except as set forth in or contemplated in the Disclosure Package and the Offer Information Statement, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the Offering or the delivery of the Shares or ADSs as contemplated by the Disclosure Package and the Offer Information Statement.
     (k) At the Closing Date, the Standby Purchase Agreement shall be in full force and effect and, on the Closing Date, the purchase of shares by the Standby Purchaser pursuant to the Standby Purchase Agreement, as provided therein, will be consummated concurrently with the sale and purchase of the Purchased Shares (if any) provided in the Underwriting Agreement.
     (l) The Deposit Agreement shall be in full force and effect, and shall not have been amended except as approved by the Representatives.
     (m) The Rights Agency Agreement shall be in full force and effect, and shall not have been amended except as approved by the Representatives.
     (n) The Majority Shareholder shall have duly authorized, executed and delivered the Irrevocable Letter of Undertaking. At the Closing Date, the Irrevocable Letter of Undertaking shall be in full force and effect, and the Majority Shareholder shall have performed all of its obligations and completed the purchase of Shares by the Majority Shareholder pursuant to the Irrevocable Letter of Undertaking.
     (o) The Ordinary Shares (excluding the Shares) shall continue to be listed, and prior to the Ex-Rights Date, the new Shares and the Primary Share Rights shall have been approved in-principle for listing and quotation, on the SGX-ST, and the ADS Rights shall have been approved for quotation on The Nasdaq Global Select Market, and satisfactory evidence of all such approvals shall have been provided to the Representatives.
     (p) Prior to each of the Prospectus Date, the Ex-Rights Date, the Time of Rump Sale and the Closing Date, the Company shall have furnished to the Representatives such further information, certificates, opinions of counsels and documents as the Representatives may reasonably request.
          If any of the conditions specified in this Section 7 (and in Section 6(q)) shall not have been fulfilled in all material respects when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Underwriting Agreement and all obligations of the Underwriters hereunder may be cancelled at any time prior to the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
          The documents required to be delivered by this Section 7 will be delivered at the offices of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, at 39th Floor, Bank of China Tower, One Garden Road, Central, Hong Kong, by 11 a.m., Singapore time, no later than the Business Day preceding the Closing Date. Such documents shall be held in escrow and shall be released from escrow on the Closing Date.
          8. Commissions, Costs and Expenses.
     (a) Subject to Section 8(b) below, in consideration of the agreement by the Underwriters to subscribe for the Underwritten Shares, the Company shall pay to the Underwriters in Singapore dollars (unless the Company and the Representatives agree on payment in another currency) (i) a commission of 1.75 percent of the amount of the Per Share Purchase Price multiplied by the number of the Shares the Majority Shareholder is entitled to subscribe for on a pro rata basis in the Rights Offering, plus any applicable Indemnifiable Taxes (as defined below in Section 8(e)), and (ii) a commission of 2.25 percent of the amount of the Per Share Purchase Price multiplied by the balance of the Underwritten Shares, plus any applicable Indemnifiable Taxes.
     (b) On the Closing Date, the Company shall pay to the Underwriters an amount equal to (i) the aggregate amount payable to the Underwriters pursuant to paragraph (a) of this Section 8, minus (ii) the amount of the fee (the “Standby Purchaser Fee”) (plus any applicable GST) payable by the Underwriters to the Standby Purchaser pursuant to Section 4 of the Standby Purchase Agreement (the amount described in this clause (ii) is hereafter referred to as the “Remaining Amount”). From and after the Closing Date, the Company shall cause an amount equal to the Remaining Amount to be held in the account of the Company at the Receiving Bank for the Rights Offering (in addition to any other funds in such account), to be held and applied on behalf of the Underwriters for payment to the Standby Purchaser as follows. The parties acknowledge that the Standby Purchaser Fee (plus any applicable GST) is subject to the approval of the Company’s shareholders. The Company will seek such approval at an extraordinary general meeting of its shareholders that is expected to be called in April 2009. Upon receipt of such approval, the Company shall cause the Remaining Amount to be applied and paid within three (3) Market Days (as defined in the Standby Purchase Agreement) from the date on which shareholder approval is obtained as described in the next two succeeding sentences. If GST is payable on the Standby Purchaser Fee by the Underwriters to the Standby Purchaser pursuant to the Standby Purchase Agreement, the full amount of the Remaining Amount shall be paid to the Standby Purchaser, which payment shall be deemed to be made on behalf of the Underwriters. If no GST is payable on the Standby Purchaser Fee by the Underwriters to the Standby Purchaser pursuant to the Standby Purchase Agreement, (x) a portion of the Remaining Amount equal to the Standby Purchaser Fee shall be paid to the Standby Purchaser, which payment shall be deemed to be made on behalf of the Underwriters, and (y) the balance of the Remaining Amount (which will equal the amount of GST that would have been payable on the Standby Purchaser Fee if the GST had applied) shall be paid to the Underwriters. If for any reason the Standby Purchaser Fee is not approved by the Company’s shareholders, then the Remaining Amount shall be retained by the Company.
     (c) In addition to the commissions described in paragraph (a) of this Section 8 of this Underwriting Agreement, the Company shall pay to the Underwriters a transaction management fee of US$2,325,000 on the Closing Date. The Company may also elect prior to the Closing Date to increase the amount of the additional transaction management fee payable to the Underwriters on the Closing Date, depending on the performance of the Underwriters. Payment of this higher transaction management fee (but not the base transaction management fee) shall be entirely at the discretion of the Company.
     (d) The commissions and fees referred to in this Section 8 shall be paid to the Underwriters in accordance with paragraphs (a), (b) and (c) of this Section 8, whether or not the Underwriters shall be called upon to purchase the full number of Underwritten Shares. If the Underwriters are not called upon to purchase any Underwritten Shares (which will be the case if all the Underwritten Shares have been issued pursuant to the exercise of Rights in the Rights Offering), then for purposes of Section 8(b) and (c), the “Closing Date” shall be deemed to be the date that the new Shares are issued pursuant to exercise of the Rights, which is expected to be April 15, 2009.
     (e) If the Company (or any other person) is required by law to deduct or withhold Indemnifiable Taxes from the sums payable by the Company (or on the Company’s behalf) under this Underwriting Agreement to an Underwriter, the Company shall pay such additional amounts to such Underwriter as shall be necessary in order that the net amounts received by such Underwriter after such deduction or withholding shall equal the amounts which would have been received by such Underwriter had no such deduction or withholding been made. To the extent an Underwriter is required to pay an Indemnifiable Tax with respect to this Underwriting Agreement, the Company shall promptly indemnify such Underwriter upon written request. For purposes of this Underwriting Agreement, an “Indemnifiable Tax” means any taxes, duties or other levies (including, but not limited to, any income taxes and taxes, duties or levies on the supply of goods and services, such as GST) imposed on payments made by the Company or anyone on its behalf under this Underwriting Agreement or otherwise imposed with respect to this Underwriting Agreement by Singapore or any jurisdiction through which a payment is made by the Company or anyone on its behalf (or by any subdivision of or authority therein of thereof having power to tax), provided however that Indemnifiable Taxes shall not include net income, franchise or similar tax imposed on an Underwriter (other than a tax that is imposed on an Underwriter solely because of entering into this Underwriting Agreement, fulfilling its obligations under this Underwriting Agreement, by reason of the receipt of payments hereunder, or of the exercise or enforcement of rights hereunder).
          9. Rights Issue Account
     (a) The acceptance and application monies received by the Company from the Depositary, Share Registrar, CDP or ADS rights agent in connection with acceptances of the Shares and application for Secondary Rights pursuant to the Rights Offering shall be deposited and kept in separate US Dollar and Singapore Dollar accounts, opened by the Company with Citibank N.A., Singapore Branch, or such other bank as the parties hereto may agree (the “Receiving Bank”), operated by the Receiving Bank and designated as the “Chartered USD Rights Offering Account” and the “Chartered SGD Rights Offering Account” (together, the “Chartered Rights Issue Account”).
     (b) The Receiving Bank shall be authorized upon such instructions of the Company and/or the Underwriters as may be prescribed in the agreement entered into between the Company and the Receiving Bank pursuant to Section 9(a) above: (i) to operate the Chartered Rights Issue Account in the manner set out in and in accordance with the provisions of this Underwriting Agreement, the terms of the Offer Information Statement, and all other applicable laws, regulations and directives (including but not limited to the SFA); (ii) to pay out from the Chartered Rights Issue Account all application moneys received by the Company in connection with applications for the Shares which have not been accepted or which have been partially accepted by the Company or which have been treated by the Company as invalid, without any interest or share in any revenue or other benefits in accordance with the terms of the Offer Information Statement; (iii) to pay to themselves as the Underwriters, from the Chartered Rights Issue Account, all amounts payable to the Underwriters pursuant to Section 8; (iv) to pay to the Company from the Chartered Rights Issue Account (after payment of the aforesaid amounts) the balance of the proceeds received pursuant to valid acceptances of the Rights Offering and in connection with successful applications for the Secondary Rights; and (v) in the event that the Shares are for any reason whatsoever not listed and quoted on the SGX-ST or this Underwriting Agreement is for any reason terminated, to return on behalf of the Company the proceeds of the Rights Offering to all relevant applicants for the Shares, without any interest or any share of revenue or other benefits in accordance with the terms of the Offer Information Statement. It is hereby agreed by the parties that the Receiving Bank shall not be obliged to account to the Company or any person for any interest or any share of revenue or other benefits that may accrue or otherwise derive from moneys held in the Chartered Rights Issue Account.
          10. Indemnification and Contribution.
     (a) The Company will indemnify and hold harmless each Underwriter and each Underwriter’s affiliates (as defined in Rule 501(b) under the Act) against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Disclosure Package, the Offer Information Statement, or any amendment thereof or supplement thereto, or any Permitted Free Writing Prospectus, or any Issuer Free Writing Prospectus that the Company has filed or is required to file pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.
     (b) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company and its affiliates (as defined in Rule 501(b) under the Act) against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Disclosure Package, the Offer Information Statement, or any amendment thereof or supplement thereto, or any Permitted Free Writing Prospectus, or any Issuer Free Writing Prospectus that the Company has filed or is required to file pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares and ADSs to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Purchased Shares purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.
     (e) The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to directors and officers of the Underwriters and each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.
          11. Underwriter Default.
     (a) If any Underwriter shall default in its obligation to purchase any Purchased Shares that it has agreed to purchase hereunder, the Representatives may in its discretion arrange for the non-defaulting Underwriters or another party or other parties to purchase such Purchased Shares on the terms contained herein. If within 36 hours after such default by any Underwriter, the Representatives do not arrange for the purchase of such Purchased Shares, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Purchased Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of such Purchased Shares, or the Company notifies you that it has so arranged for the purchase of such Purchased Shares, the Representatives or the Company shall have the right to postpone the Closing Date for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Disclosure Package, the Offer Information Statement or the instructions booklet for participation in the Offering of the Shares, or in any other documents or arrangements, and the Company agrees to prepare promptly and, if required, file any amendments to the Disclosure Package, the Offer

Information Statement or the instructions booklet for participation in the Offering of the Shares that in the opinion of the Representatives may thereby be made necessary.
     (b) If, after giving effect to any arrangements for the purchase of the Purchased Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Purchased Shares that remains unpurchased does not exceed one-eleventh of the sum (the “Default Threshold”) of (i) the initial aggregate number of Underwritten Shares, minus (ii) the number of shares for which the Majority Shareholder agreed to subscribe pursuant to the Irrevocable Letter of Undertaking, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Purchased Shares that such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Purchased Shares that such Underwriter agreed to purchase hereunder) of such unpurchased number of Purchased Shares attributable to such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (c) If, after giving effect to any arrangements for the purchase of any Purchased Shares attributable to a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of Purchased Shares that remains unpurchased exceeds one-eleventh of the Default Threshold, or if the Company shall not have exercised the right described in subsection (b) above to require non-defaulting Underwriters to purchase any Purchased Shares attributable to a defaulting Underwriter or Underwriters, then this Underwriting Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6(l) hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
          12. Termination.
     (a) The Representatives may terminate this Underwriting Agreement, by notice to the Company, at any time on or prior to the Ex-Rights Date, (i) if there has occurred any material adverse change in the financial markets in the United States, Singapore or the United Kingdom, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative(s), impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (ii) if trading in any securities of the Company has been suspended by the Commission or the SGX-ST or The Nasdaq Global Select Market or if trading generally on the New York Stock Exchange or the SGX-ST or the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United

States or with respect to Clearstream or Euroclear systems in Europe or the CDP in Singapore, or (iii) if a banking moratorium has been declared by either U.S. Federal, New York State or Singapore authorities.
     (b) If this Underwriting Agreement is terminated pursuant to Section 11 or this Section 12, such termination shall be without liability of any party to any other party except as provided in paragraph (l) of Section 6 hereof, and provided further that Section 10 shall survive such termination and remain in full force and effect.
     (c) If for any reason the Shares or ADSs are not delivered by or on behalf of the Company, other than termination of this Underwriting Agreement pursuant to Section 11 or 12 or termination of the purchase obligation of the Underwriters pursuant to Section 3(c), the Company will reimburse the Underwriters through the Representative for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares or ADSs not delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6(l) and 10 hereof.
          13. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 10 hereof, and will survive delivery of and payment for the Shares.
          14. Notices. All communications under this Underwriting Agreement will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Representatives at:
          Citigroup Global Markets Singapore Pte. Ltd.
          3 Temasek Avenue
          #12-00 Centennial Tower
          Singapore 039190
          Attention: Legal Department (fax no.: +(65) 6722-4200);
          Deutsche Bank AG, Singapore Branch
          One Raffles Quay
          #17-00 South Tower
          Singapore 048583
          Attention: Equity Capital Markets (fax no: +(65) 6423-5766)
          With a copy to: ECM Legal (fax no: +(852) 2203-6958); and
          Morgan Stanley Asia (Singapore) Pte.
          23 Church Street
          #16-01 Capital Square
          Singapore 049481

          Attention: Equity Syndicate Desk (fax no.: +(852) 2848-5653)
          With a copy to: Legal Department (fax no.: +(852) 2848-5041)
or, if sent to the Company, will be mailed, delivered or telefaxed to the Legal Department (fax no.: (65) 6360-4970) and confirmed to it at 60 Woodlands Industrial Park D, Street 2, Singapore 738406, Attention: Legal Department.
          15. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 10 hereof, and no other person will have any right or obligation under this Underwriting Agreement.
          16. Jurisdiction.
     (a) The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, by the directors, officers, employees and agents of any Underwriter or by any person who controls any Underwriter, arising out of or based upon this Underwriting Agreement or the transactions contemplated hereby may be instituted in any New York Court, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably accepts and submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company has appointed Chartered Semiconductor Manufacturing, Inc., at 1450 McCandless Drive, Milpitas, California 94035, as its authorized agent (the “Company’s Authorized Agent”), upon whom process may be served in any suit, action or proceeding arising out of or based upon this Underwriting Agreement or the transactions contemplated herein which may be instituted in any New York Court by any Underwriter, by the directors, officers, employees and agents of any Underwriter or by any person who controls any Underwriter and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company consents to process being served in any action or proceeding by mailing a copy thereof by registered or certified mail to the Company’s Authorized Agent. The Company hereby represents and warrants that the Company’s Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Company’s Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Underwriting Agreement may be instituted by any Underwriter, by the directors, officers, employees and agents of any Underwriter or by any person who controls any Underwriter, in any other court of competent jurisdiction, including those in Singapore.
     (b) The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Underwriting Agreement or the transactions contemplated hereby.

     (c) Each of the Underwriters agrees that any suit, action or proceeding against the Underwriters brought by the Company, its directors, its officers who sign the Registration Statement or any person who controls the Company, arising out of or based upon this Underwriting Agreement or the transactions contemplated hereby may be instituted in any New York Court; and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably accepts and submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Citigroup Global Markets Singapore Pte. Ltd. has appointed Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013 (Attention: Head of Capital Markets Origination and Legal Department) as its authorized agent, Deutsche Bank AG, Singapore Branch has appointed Deutsche Bank Securities Inc., at 60 Wall Street, 4th Floor, New York, New York 10005 (Attention: Head of Equity Capital Markets) as its authorized agent, and Morgan Stanley Asia (Singapore) Pte. has appointed Morgan Stanley & Co. Incorporated, at 1585 Broadway, New York, New York 10036 (Attention: Head of Capital Markets) as its authorized agent, upon whom process may be served in any suit, action or proceeding arising out of or based upon this Underwriting Agreement or the transactions contemplated herein which may be instituted in any New York Court by the Company, its directors, its officers who sign the Registration Statement or any person who controls the Company and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Underwriters consent to process being served in any action or proceeding by mailing a copy thereof by registered or certified mail to its above authorized agent. Each Underwriter hereby represents and warrants that its authorized agent has accepted such appointment and has agreed to act as said agent for service of process, and agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon each underwriter’s authorized agent shall be deemed, in every respect, effective service of process upon such Underwriter. Notwithstanding the foregoing, any action arising out of or based upon this Underwriting Agreement may be instituted by the Company, its directors, its officers who sign the Registration Statement or any person who controls the Company, in any other court of competent jurisdiction, including those in Singapore.
     (d) The provisions of this Section 16 shall survive any termination of the Underwriting Agreement, in whole or in part.
          17. Applicable Law. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
          18. Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “Judgment Currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of Judgment Currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.
          19. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Underwriting Agreement.
          20. Counterparts. This Underwriting Agreement may be signed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.
          21. Entire Agreement. This Underwriting Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
          22. Headings. The section headings used in this Underwriting Agreement are for convenience only and shall not affect the construction hereof.
          23. Definitions. The terms which follow, when used in this Underwriting Agreement, shall have the meanings indicated.
     “Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “ADR” shall mean the certificate(s) issued by the Depositary to evidence the American Depositary Shares issued under the terms of the Deposit Agreement.
     “ADR Registration Statement” shall mean the registration statement referred to in Section 1(f) above, including all exhibits thereto, each as amended at the time such part of the registration statement became effective.
     “Base Prospectus” shall mean the prospectus referred to in Section 1(a) above contained in the Registration Statement at the Effective Date, including the documents, if any, incorporated by reference therein.
     “Books Closure Date” shall be 5:00 p.m. (Singapore time) on March 18, 2009 (or such other time and date as may be agreed by the Company with the Underwriters), being the time and date on which the Share Transfer Books and Register of Members of the Company are to be closed in order to determine the provisional allotments of Shares of eligible Shareholders under the Rights Offering.
     “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York and Singapore are authorized or obligated by law, executive order or regulation to close.

     “Commission” shall mean the Securities and Exchange Commission.
     “Disclosure Package” shall mean the Prospectus, the Free Writing Prospectuses listed in Schedule IV and any amendment or supplement thereto (including any Free Writing Prospectus) that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
     “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.
     “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Execution Time” shall mean the date and time that this Underwriting Agreement is executed and delivered by the parties hereto.
     “Ex-Rights Date” shall mean 9:00 a.m., Singapore time, March 16, 2009.
     “Free Writing Prospectus” shall have the meaning set forth in Rule 405 under the Act.
     “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
     “New York Court” shall mean the U.S. Federal or State courts located in the State of New York, County of New York.
     “Offer Information Statement” shall mean the offer information statement in the form agreed between the Company and the Underwriters as first issued by the Company in connection with the Offering and to be lodged with the MAS, together with any amendment or supplement that the parties hereto shall hereafter expressly agree in writing to treat as part of the Offer Information Statement.
     “Ordinary Share” shall mean any ordinary share, no par value, of the Company.
     “Prospectus” shall mean the Prospectus Supplement together with the Base Prospectus.
     “Prospectus Supplement” shall mean the prospectus supplement to the Base Prospectus relating to the Shares, the ADSs and the Offering, including the documents, if any, incorporated by reference therein, that was first filed pursuant to Rule 424(b) after the Execution Time.
     “Registration Statement” shall mean the registration statement (file number 333-155774) on Form F-3 referred to in paragraph (a) of Section 1 above, including exhibits, financial statements and any documents or schedules incorporated by reference therein, as amended as of each Effective Date and at the Execution Time (or, if not effective at the

Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.
     “Regulation S-X” shall mean Regulation S-X under the Act.
     “Rights Issue Documents” shall mean the Rights Agency Agreement, the SGX-ST Listing Application, the NASDAQ Listing Application, the Prospectus, the Disclosure Package, the Offer Information Statement, together with the instructions booklet for participation in the Offering of the Shares, the provisional allotment letter and application form with respect to the Share Rights, the ADS rights certificates with respect to the ADS Rights and any other documents relating to the Rights Offering.
     “Rule 164”, “Rule 164(h)(2)”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 415(a)(1)(x)”, “Rule 424(b)”, “Rule 430B”, “Rule 433”, “Rule 433(d)”, and “Rule 462(b)” refer to such rules under the Act.
     “Rule 430B Information” shall mean information with respect to the Shares and the Offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430B.
     “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in paragraph (a) of Section 1 hereof.
     “Time of Rump Sale” shall mean 8:00 a.m., Singapore time, on the day immediately following the date on which the Company notifies the Underwriters of the number of Purchased Shares pursuant to Section 3(b) of this Agreement.
     “Subsidiary” shall mean each of CSP and Chartered Semiconductor Manufacturing (Tampines) Pte. Ltd.
     “Underwriting Agreement” shall mean this agreement relating to the sale of the Shares by the Company to the Underwriters.
     “U.S.” or “United States” shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours, Chartered Semiconductor Manufacturing Ltd.
By:	/s/ Chia Song Hwee
	Name:	Chia Song Hwee
	Title:	President & CEO

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Citigroup Global Markets Singapore Pte. Ltd.
By:	/s/ Giles Ong
	Name:	Giles Ong
	Title:	Managing Director, South East Asia, Global Investment Banking

Deutsche Bank AG, Singapore Branch
By:	/s/ Mayooran Elalingam
	Name:	Mayooran Elalingam
	Title:	Director

By:	/s/ Suneet Shashikant Weling
	Name:	Suneet Shashikant Weling
	Title:	Director

Morgan Stanley Asia (Singapore) Pte.
By:	/s/ Ronald Ong
	Name:	Ronald Ong
	Title:	Managing Director

For itself and other several
Representatives and Underwriters
Named in Schedule I
to the foregoing Underwriting Agreement.
Underwriting Agreement

SCHEDULE I

Percentage of the
Underwriter	Purchased Shares

Citigroup Global Markets Singapore Pte. Ltd.	33 1/3%
Deutsche Bank AG, Singapore Branch	33 1/3%
Morgan Stanley Asia (Singapore) Pte.	33 1/3%

Total	100%

SCHEDULE II
FORM OF NOTICE FROM COMPANY TO UNDERWRITERS
[On the Letterhead of Chartered Semiconductor Manufacturing Ltd.]
April [9], 2009
Citigroup Global Markets Singapore Pte. Ltd.
3 Temasek Avenue
#12-00 Centennial Tower
Singapore 039190
Deutsche Bank AG, Singapore Branch
One Raffles Quay
#17-00 South Tower
Singapore 048583
Morgan Stanley Asia (Singapore) Pte.
23 Church Street
#16-01 Capital Square
Singapore 049481
Ladies and Gentlemen:
     Reference is made to the Underwriting Agreement dated March 9, 2009, entered into by us (the “Underwriting Agreement”). Capitalized terms not defined herein shall have the same meanings given to them in the Underwriting Agreement.
     Pursuant to Section 3(b) of the Underwriting Agreement, we hereby notify you that the aggregate number of Underwritten Shares to be subscribed for by the Underwriters is [     ] Shares (the “Purchased Shares”). This is based on the Exercised Shares Amount of [     ]. The number of Purchased Shares set out in this letter shall be final and binding on the Company and the Underwriters for all purposes.

Very truly yours, Chartered Semiconductor Manufacturing Ltd.
By:
Name:
Title:

Underwriting Agreement

2

SCHEDULE III
DOCUMENTS TO BE DELIVERED
1.	The following documents are to be delivered by the Company to the Representatives pursuant to Section 2(a)(ii) as soon as practicable after the Execution Time:
(a)	a certified copy of the Memorandum and Articles of Association of the Company;

(b)	a certified extract of the resolution of the board of directors of the Company approving the Rights Offering; and

(c)	a certified extract of the resolution of the shareholders of the Company passed on April 30, 2008 authorizing the issue of shares under Section 161 of the Companies Act, Chapter 50 of Singapore.
2.	The following documents are to be delivered by the Company to the Representatives on the Lodgment Date:
(a)	the Offer Information Statement, signed on behalf of the Company by a director of the Company; and

(b)	the verification notes, in relation to the verification meeting to be held to review the information in the Offer Information Statement, signed by or on behalf of each person to whom responsibility is therein assigned.
Underwriting Agreement

3

SCHEDULE IV
FREE WRITING PROSPECTUSES
1) Launch Announcement dated March 9, 2009
2) Press Release dated March 9, 2009
Underwriting Agreement

4

APPENDIX A
Form of A&G Opinion
Underwriting Agreement

5

APPENDIX B
Form of L&W Opinion
Underwriting Agreement

6

APPENDIX C
Form of PBWT Opinion
Underwriting Agreement

7

APPENDIX D
Form of Standby Purchase Agreement
Underwriting Agreement

8